Exhibit 99.1

                                      For Immediate Release
                                      Phoenix, Arizona - July 21, 2004
                                      Contacts:  Kevin P. Knight, Chairman & CEO
                                                 (602) 269-2000



                         Knight Transportation Announces
                        Second Quarter Financial Results


Knight Transportation, Inc. (NASDAQ NM: KNGT) announced today its financial results for the quarter and six months ended June 30, 2004.

For the quarter ended June 30, 2004, revenue, before fuel surcharge, increased 22.5% to $100.2 million from $81.8 million for the same quarter of 2003. For the quarter ended June 30, 2004, net income increased 27.5% to $11.4 million from $9.0 million for the same period of 2003. For the quarter ended June 30, 2004, net income per diluted share increased to $0.20 from $0.16 for the same quarter in 2003.

For the six months ended June 30, 2004, revenue, before fuel surcharge, increased 22.6% to $190.4 million from $155.3 million for the same period of 2003. For the six months ended June 30, 2004, net income increased 29.3% to $20.7 million from $16.0 million for the same period of 2003. For the six months ended June 30, 2004, net income per diluted share increased to $0.36 from $0.28 for the same period of 2003.

On July 20, 2004 Knight effected a three for two stock split in the form of a 50% stock dividend. This was the fourth stock dividend in the past seven years. The most recent stock dividend increased the total number of diluted shares outstanding to 57.5 million for the quarter ended June 30, 2004. Earnings per share for all periods presented have been adjusted to reflect the stock dividend.

Chairman and Chief Executive  Officer Kevin P. Knight  commented on the quarter:
"Our associates registered another quarter of record revenues and earnings-we broke the $100,000,000 mark for quarterly revenue for the first time. The revenue side of our business continues to more than offset the cost pressures facing our industry. We improved our loaded revenue per mile by almost 6% while increasing our length of haul by over 5% as our associates focused on selecting the right freight for the right rates to meet the requirements for our company.

By continuing to look for innovative ways to reduce or control costs without sacrificing service, we were successful in improving our operating ratio to 81.1% in spite of the highest fuel prices in our history coupled with significantly higher fuel prices in the West compared to the National Average.

Our Sales and Operations associates worked diligently to enhance our fuel surcharge program. We increased fuel surcharge billings by more than 100% as compared to the same quarter last year. Fuel though still had a negative impact of $.012 per share when compared to last year.

We continued our long running strategy of growth through opening new operations centers. This quarter we successfully opened our 16th operations center in Carlisle, PA. We anticipate opening our 17th operations center during the third quarter.

We are also in the early stages of opening Knight Refrigerated, a wholly owned subsidiary. We look forward to providing refrigerated truckload service for our current and future customers in this market segment.

Our capital expenditures were significant for the quarter, as we added 112 new tractors, upgraded an additional 177, and capitalized 68 tractors from early buy-out options exercised on operating leases. We added 223 new trailers this quarter. We also upgraded several of our operations facilities this quarter.

This week we observed our 14th anniversary and including our first quarter of operations, we have achieved 56 consecutive quarters of year-over-year growth in revenue and operating income. We appreciate the significant contributions of our employees, our customers, our shareholders, and our vendors in making that performance possible."


The Company will hold a conference call on July 22, 4:00 EST, to further discuss its results of operations for the quarter ended June 30, 2004. The dial in number for this conference call is (800) 915-4836

INCOME STATEMENT DATA:                         Three Months Ended June 30,                       Six Months Ended June 30,
                                                            (Unaudited, in thousands, except per share amounts)

                                            2004                    2003                    2004                     2003
                                            ----                    ----                    ----                     ----
REVENUE:
  Revenue, before fuel surcharge      $   100,168              $   81,790              $   190,411              $   155,341
  Fuel surcharge                            6,980                   3,319                   11,049                    6,977
                                      --------------------     --------------------    --------------------     --------------------
TOTAL REVENUE                             107,148                  85,109                  201,460                  162,318
                                      --------------------     --------------------    --------------------     --------------------

OPERATING  EXPENSES:
    Salaries, Wages & Benefits             32,333                  26,398                   62,463                   50,189
    Fuel expense - gross                   20,418                  13,638                   37,132                   27,866
    Operations & Maintenance                6,128                   5,033                   11,789                    9,721
    Insurance & Claims                      5,714                   4,274                   10,603                    8,101
    Operating Taxes & Licenses              2,366                   2,289                    4,590                    4,415
    Communications                            872                     747                    1,741                    1,467
    Depreciation & Amortization             9,573                   7,266                   18,471                   14,052
    Lease Expense - Revenue Equipment       1,035                   1,948                    2,268                    3,923
    Purchased Transportation                7,549                   6,542                   14,137                   12,054
    Miscellaneous Operating Expenses        2,228                   2,016                    3,947                    3,719
                                      --------------------     --------------------    --------------------     --------------------
                                           88,216                  70,151                  167,141                  135,507
                                      --------------------     --------------------    --------------------     --------------------
    Income From Operations                 18,932                  14,958                   34,319                   26,811
                                      --------------------     --------------------    --------------------     --------------------

OTHER  INCOME  (EXPENSE):
    Interest Income                            83                     173                      207                      309
    Interest Expense                           -                     (181)                      -                      (383)
                                      --------------------     --------------------    --------------------     --------------------
                                               83                      (8)                     207                      (74)
                                      --------------------     --------------------    --------------------     --------------------
    Income Before Income Taxes             19,015                   14,950                  34,526                   26,737
INCOME  TAXES                               7,600                    6,000                  13,800                   10,710
                                      --------------------     --------------------    --------------------     --------------------

NET  INCOME                           $    11,415              $     8,950             $    20,726              $     16,027
                                      ====================     ====================    ====================     ====================
Net Income Per Share
                -Basic                $      0.20             $       0.16            $       0.37             $        0.29
                -Diluted              $      0.20             $       0.16            $       0.36             $        0.28
                                      ====================     ====================    ====================     ====================
Weighted Average Shares Outstanding
                -Basic                     56,340                   56,001                   56,298                    55,895
                -Diluted                   57,479                   57,342                   57,435                    57,248
                                      ====================     ====================    ====================     ====================




BALANCE SHEET DATA:
                                                                                  6/30/2004                        12/31/2003
                ASSETS                                                                     (Unaudited, in thousands)
Cash and cash equivalents                                                   $        36,480                   $        40,550
Accounts receivable, net                                                             47,460                            38,751
Notes receivable, net                                                                   295                               515
Inventories and supplies                                                              1,732                             1,336
Prepaid expenses                                                                      4,060                             7,490
Income tax receivable                                                                  -                                1,761
Deferred tax asset                                                                    6,077                             5,667
                                                                           --------------------               --------------------
     Total Current Assets                                                            96,104                            96,070
                                                                           --------------------               --------------------

Property and equipment, net                                                         248,151                           212,935
Notes receivable, long-term                                                             144                               362
Goodwill                                                                              7,504                             7,504
Other assets                                                                          5,307                             4,355
                                                                           --------------------               --------------------

     Total Assets                                                           $       357,210                   $       321,226
                                                                           ====================               ====================

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable                                                            $         5,251                   $         3,408
Accrued payroll                                                                       4,912                             3,448
Accrued liabilities                                                                  11,600                             4,493
Claims accrual                                                                       18,065                            14,805
                                                                           --------------------               --------------------
     Total Current Liabilities                                                       39,828                            26,154

Deferred income taxes                                                                55,540                            55,149
                                                                           --------------------               --------------------
     Total Liabilities                                                               95,368                            81,303
                                                                           --------------------               --------------------

Common Stock                                                                            564                               563
Additional paid-in capital                                                            78,946                           77,754
Retained earnings                                                                    182,332                          161,606
                                                                           --------------------               --------------------
     Total Shareholders' Equity                                                      261,842                          239,923
                                                                           --------------------               --------------------

     Total Liabilities and Shareholders' Equity                             $        357,210                   $      321,226
                                                                           ====================               ====================


                                           Three Months Ended June 30,                    Six Months Ended June 30,


                                              2004            2003                         2004                 2003
                                              ----            ----                         ----                 ----
                                           (Unaudited)     (Unaudited)                 (Unaudited)          (Unaudited)

OPERATING  STATISTICS                                                     %                                                     %
                                                                        Change                                               Change
Average Revenue Per Loaded Mile*          $1.516               $1.431    5.9%             $1.503                $1.431        5.0%

Average Revenue Per Total Mile*           $1.350               $1.277    5.7%             $1.332                $1.274        4.6%

Empty Mile Factor                          10.9%                10.8%    0.9%              11.4%                 11.0%        3.6%

Average Miles Per Tractor                 29,125               28,763    1.3%             57,285                55,653        2.9%

Average Length of Haul                      549                   520    5.6%                541                   526        2.9%

Operating Ratio**                          81.1%                81.7%                      82.0%                 82.7%

Average Tractors - Total                   2,525                2,222                      2,479                 2,187

Tractors - End of Quarter:
    Company                                2,338                2,033                      2,338                 2,033
    Owner - Operator                        251                   234                        251                   234
                                      -----------          -----------                -----------           -----------
                                           2,589                2,267                      2,589                 2,267

Trailers - End of Quarter                  6,591                5,876                      6,591                 5,876

Purchase of property and equipment
(in thousands)                            $35,020             $24,308                    $57,748               $47,055
Net book value of equipment disposed
(in thousands)                             (4,170)             (6,881)                    (6,508)               (9,130)
                                      -----------          -----------                -----------           -----------
   Net Capital Expenditures
(in thousands)                            $30,850             $17,427                    $51,240               $37,925

Cash Flow From Operations
(in thousands)                            $25,866             $18,650                    $46,051               $37,152


*    Excludes fuel surcharge.
** Operating ratio as reported in this press release is based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. Revenue from fuel surcharge is available on the accompanying statements of income. We measure our revenue, before fuel surcharge, and our operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.


Knight Transportation, Inc. is a short to medium haul truckload carrier headquartered in Phoenix, Arizona. The Company serves most of the United States through its regional operations in Phoenix, AZ; Salt Lake City, UT; Portland, OR; Las Vegas, NV; Denver, CO; Kansas City, KS; Indianapolis, IN; Katy, TX; Gulfport, MS; Charlotte, NC; Memphis, TN, Atlanta, GA; and Carlisle, PA. The Company transports general commodities, including consumer goods, packaged foodstuffs, paper products, beverage containers, and imported and exported commodities. The Company also operates Knight Refrigerated, LLC, a regional facility headquartered in Phoenix, AZ, which transports temperature-sensitive commodities.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.

Contact: Kevin P. Knight, Chairman & CEO or Dave Jackson, CFO, at (602) 269-2000